EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of UpSnap, Inc. (the "Company") on Form 10-Q/A for the quarter ended April 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter van Hierden, Chief Executive Officer of the Company, and Richard von Gnechten, the Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Peter van Hierden Peter van Hierden Chief Executive Officer Dated: November 20, 2009
/s/ Richard A. von Gnechten Richard A. von Gnechten Chief Financial Officer Dated: November 20, 2009